Release No. 0707-02                                                                                                           FOR IMMEDIATE RELEASE

July 24, 2007

RAYMOND JAMES FINANCIAL, INC.
ANNOUNCES RECORD THIRD QUARTER RESULTS

ST. PETERSBURG, Fla. – Raymond James Financial, Inc. today reported a 20 percent increase over the prior year’s quarterly net income to $68,353,000, or $0.57 per diluted share, for the third quarter ended June 30, 2007. In comparison, the firm earned $56,774,000, or $0.48 per diluted share, for fiscal 2006’s third quarter. Net revenues increased 9 percent to $688,660,000, while gross revenues grew 15 percent to $822,753,000.
Net income for the nine months of fiscal 2007 was reported at $187,463,000, up 15 percent from 2006’s $163,414,000. Net revenues for the period increased 9 percent to $1,918,279,000 from $1,758,569,000 the previous year and gross revenues increased 16 percent to $2,270,653,000. Diluted earnings per share were $1.58, up from $1.41 for last year’s comparable period.
“In the third quarter, Raymond James Financial again achieved new records in revenues and net income. Impressive increases in net interest earnings, fueled by continued rapid growth at Raymond James Bank, and excellent results in the capital markets sector, drove the increment in net income over last year.
“Fortunately, unlike some of the larger firms in the securities industry, Raymond James has virtually no exposure to the sub-prime business,” stated Chairman and CEO Thomas A. James.
The company will conduct its quarterly conference call Wednesday, July 25, at 4:15 p.m. EDT. The telephone number is 877-777-1971. The call will also be available on demand on the company’s Web site, raymondjames.com, under “About Our Company,” “Investor Relations,” “Financial Reports,” “Quarterly Analyst Conference Call.” The subjects to be covered may also include forward-looking information. Questions may be posed to management by participants on the call, and in response the company may disclose additional material information.
Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., have more than 4,640 financial advisors serving approximately 1.6 million accounts in 2,200 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $207 billion, of which $36.1 billion are managed by the firm’s asset management subsidiaries.
To the extent that Raymond James makes or publishes forward-looking statements (regarding economic conditions, management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters), a variety of factors, many of which are beyond Raymond James’ control, could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors are described in Raymond James’ 2006 annual report on Form 10-K and quarterly reports for the quarters ended December 31, 2006 and March 31, 2007 on Form 10-Q, which are available on raymondjames.com and sec.gov.

Raymond James Financial, Inc.
Unaudited Report
For the third quarter ended June 30, 2007
(all data in thousands, except per share earnings)

	Third Quarter			Nine Months
	2007	2006	% Change	2007	2006	% Change
Gross revenues	$822,753	$714,665	15%	$2,270,653	$1,953,085	16%
Net revenues	688,660	632,976	9%	1,918,279	1,758,569	9%
Net income	68,353	56,774	20%	187,463	163,414	15%

Net income per share - diluted	0.57	0.48	19%	1.58	1.41	12%

Weighted average common and common
equivalent shares outstanding - diluted	119,140	116,960		118,425	115,556

	Balance Sheet Data

	June	March	September	June
	2007	2007	2006	2006
Total assets	$ 15.8 bil.	$ 14.2 bil.	$ 11.5 bil.	$10.8 bil.
Shareholders' equity	$1,680 mil.	$1,602 mil.	$1,464 mil.	$1,444 mil.
Book value per share	$14.44	$13.79	$12.83	$12.40

	Management Data
		Quarter Ended
	June	March	September	June
	2007	2007	2006	2006
Total financial advisors:
United States	4,307	4,320	4,446	4,529
Canada	341	338	326	323

# Lead managed/co-managed:
Corporate public offerings in U.S.	22	20	22	27
Corporate public offerings in Canada	14	5	3	7

Financial assets under management	$36.1 bil.	$33.9 bil.	$31.8 bil.	$31.6 bil.

	June	March	September	June
	2007	2007	2006	2006
Client Assets	$ 207 bil.	$ 198 bil.	$ 182 bil.	$ 169 bil.
Client Margin Balances	$1,441 mil.	$1,408 mil.	$1,363 mil.	$1,405 mil.

-more-

	Three Months Ended			Nine Months Ended
	June 30,	June 30,		June 30,	June 30,
	2007	2006	% Change	2007	2006	% Change
Revenues:
Private Client Group	$ 499,475	$ 458,622	9%	$ 1,421,824	$ 1,251,272	14%
Capital Markets	146,383	133,004	10%	373,508	361,796	3%
Asset Management	59,667	54,692	9%	182,497	156,022	17%
RJBank	79,221	28,457	178%	186,000	68,975	170%
Emerging Markets	14,676	17,511	(16%)	43,126	43,360	(1%)
Stock Loan/ Borrow	19,573	16,850	16%	49,284	42,605	16%
Other	3,758	5,529	(32%)	14,414	29,055	(50%)
Total	$ 822,753	$ 714,665	15%	$ 2,270,653	$ 1,953,085	16%

Pre-tax Income:
Private Client Group	$ 52,997	$ 54,246	(2%)	$ 158,366	$ 129,588	22%
Capital Markets	28,502	20,904	36%	55,953	57,564	(3%)
Asset Management	16,004	12,955	24%	47,459	35,072	35%
RJBank	8,729	4,632	88%	24,962	10,058	148%
Emerging Markets	(2,931)	3,830	(177%)	1,674	7,393	(77%)
Stock Loan/ Borrow	1,421	2,422	(41%)	2,995	6,970	(57%)
Other	5,176	(2,487)	308%	5,210	16,502	(68%)
Pre-tax Income	$ 109,898	$ 96,502	14%	$ 296,619	$ 263,147	13%

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RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
Quarter-to-Date
(in thousands, except per share amounts)
	Three Months Ended
	June 30,	June 30,	%	March 31,	%
	2007	2006	Change	2007	Change
Revenues:
Securities commissions and fees	$ 462,047	$ 424,594	9%	$ 418,292	10%
Investment banking	51,818	44,075	18%	38,025	36%
Investment advisory fees	51,754	46,371	12%	50,597	2%
Interest	191,691	125,860	52%	164,812	16%
Net trading profits	7,050	5,671	24%	3,091	128%
Financial service fees	30,285	41,596	(27%)	31,432	(4%)
Other	28,108	26,498	6%	32,022	(12%)

Total Revenues	822,753	714,665	15%	738,271	11%

Interest Expense	134,093	81,689	64%	112,552	19%
Net Revenues	688,660	632,976	9%	625,719	10%

Non-Interest Expenses:
Compensation, commissions and benefits	462,459	429,224	8%	428,894	8%
Communications and information processing	28,828	25,858	11%	28,278	2%
Occupancy and equipment costs	19,983	18,701	7%	19,716	1%
Clearance and floor brokerage	8,180	8,781	(7%)	6,946	18%
Business development	22,416	21,782	3%	22,074	2%
Investment advisory fees	12,111	10,616	14%	11,438	6%
Other	29,156	23,685	23%	13,418	117%
Total Non-Interest Expenses	583,133	538,647	8%	530,764	10%

Income before minority interest and
provision for income taxes	105,527	94,329	12%	94,955	11%

Minority Interest	(4,371)	(2,173)	(101%)	2,000	(319%)

Income before provision for income taxes	109,898	96,502	14%	92,955	18%

Provision for income taxes	41,545	39,728	5%	33,240	25%

Net Income	$ 68,353	$ 56,774	20%	$ 59,715	14%
Net Income per share-basic	$ 0.59	$ 0.50	18%	$ 0.52	13%
Net Income per share-diluted	$ 0.57	$ 0.48	19%	$ 0.50	14%
Weighted average common shares
outstanding-basic	116,135	113,464		115,702
Weighted average common and common
equivalent shares outstanding-diluted	119,140	116,960		118,687

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RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
Year-to-Date
(in thousands, except per share amounts)
	Nine Months Ended
	June 30,	June 30,	%
	2007	2006	Change
Revenues:
Securities commissions and fees	$ 1,281,204	$ 1,186,079	8%
Investment banking	131,682	112,645	17%
Investment advisory fees	152,487	132,603	15%
Interest	514,727	320,532	61%
Net trading profits	16,434	19,717	(17%)
Financial service fees	91,683	96,004	(5%)
Other	82,436	85,505	(4%)

Total Revenues	2,270,653	1,953,085	16%

Interest Expense	352,374	194,516	81%
Net Revenues	1,918,279	1,758,569	9%

Non-Interest Expenses:
Compensation, commissions and benefits	1,299,862	1,195,488	9%
Communications and information processing	83,080	77,152	8%
Occupancy and equipment costs	59,849	54,213	10%
Clearance and floor brokerage	22,662	19,607	16%
Business development	66,252	58,608	13%
Investment advisory fees	34,615	30,024	15%
Other	60,686	67,064	(10%)
Total Non-Interest Expenses	1,627,006	1,502,156	8%

Income before minority interest and
provision for income taxes	291,273	256,413	14%

Minority Interest	(5,346)	(6,734)	21%

Income before provision for income taxes	296,619	263,147	13%

Provision for income taxes	109,156	99,733	9%

Net Income	$ 187,463	$ 163,414	15%
Net Income per share-basic	$ 1.63	$ 1.45	12%
Net Income per share-diluted	$ 1.58	$ 1.41	12%
Weighted average common shares
outstanding-basic	115,353	112,376
Weighted average common and common
equivalent shares outstanding-diluted	118,425	115,556

For more information, contact Tracey Bustamante at 727-567-2824.
Please visit the Raymond James Press Center at raymondjames.com/media.